SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                    _________________________

                             FORM 8-A/A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                          AMENDMENT NO. 1

                         CATALOG.COM, INC.
_______________________________________________________________
      (Exact name of registrant as specified in its charter)

        Oklahoma                                73-1490346
_______________________________       _________________________
(State of incorporation or             (IRS Employer
 organization)                          Identification No.)


14000 Quail Springs Parkway, Suite 3600,
Oklahoma City, Oklahoma                            73134
_______________________________________         __________
(Address of principal executive offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                Name of each exchange on which
    to be so registered                each class is to be registered
    ____________________               ______________________________

       Common Stock                    The American Stock Exchange, Inc.


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-37932
_________

Securities to be registered pursuant to Section 12(g) of the Act:

                                 None
                         ______________________
                            (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         _______________________________________________________

    The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), registered hereby is incorporated by reference to the description of Common Stock set forth under the heading "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-37932), as filed with the Securities and Exchange Commission (the "Commission") on May 26, 2000, as amended by Amendment No. 1 to Form SB-2 filed with the Commission under the Act on July 21, 2000, and as amended by Amendment No. 2 to Form SB-2 filed with the Commission under the Act on September 6, 2000, and as further amended by Amendment No. 3 to Form SB-2 filed with the Commission under the Act on October 13, 2000, and as further amended by any amendments to such Registration Statement filed subsequent thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.    Exhibits.  The following exhibits are filed herewith:

    1. Form of Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2).

    2. Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Registrant's Registration
         Statement on Form SB-2).

    3. Specimen common stock certificate (incorporated by reference from Exhibit 4.1 to the Registrant's Registration
         Statement on Form SB-2).

    4. Form of Lock-up Agreement (incorporated by reference from Exhibit 10.6 to the Registrant's Registration
         Statement on Form SB-2).

                            SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 18, 2000.

                        CATALOG.COM, INC.



                        By: /s/ Robert W. Crull
                           _____________________________________
                           Robert W. Crull,
                           President and Chief Executive Officer


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